Exhibit 99.1

Jack Cooper Enterprises, Inc. Announces Exchange Offer for 10.50%/11.25% Senior PIK Toggle Notes due 2019

ATLANTA, GA November 1, 2016 — Jack Cooper Enterprises, Inc. (the “Company”) announced today that, as part of an overall plan to refinance its outstanding debt, it has commenced an unregistered offer to exchange (the “Exchange Offer”) up to $80,450,000 of its 10.50%/11.25% Senior PIK Toggle Notes due 2019 (the “Existing Notes”) for (i) cash and (ii) warrants to purchase shares of Class B Common Stock of the Company, par value $0.0001 per share (the “Class B Common Stock”), that are each exercisable into one share of Class B Common Stock (the “Exchange Warrants”).

Certain information related to the Existing Notes and the Exchange Offer is set forth in the table below.

Title of Series	Principal Amount Outstanding(1)	Maximum Tender Amount(1)	Exchange Consideration(2)	Early Tender Premium(2)	Total Exchange Consideration(2)(3)
10.50%/11.25% Senior PIK Toggle Notes due 2019	$186,705,946	$80,450,000	$125 in cash and 3.5783 warrants to purchase shares of Class B common stock of the Company, par value $0.0001 per share	$10 in cash	$135 in cash and 3.5783 warrants to purchase shares of Class B common stock of the Company, par value $0.0001 per share

(1)                                 As discussed below, Private Exchange Noteholders (as defined herein) holding approximately $96.9 million aggregate principal amount of Existing Notes, or approximately 51.9% of the outstanding Existing Notes, have agreed not to participate in the Exchange Offer and instead to exchange their Existing Notes in a private exchange transaction outside of the Exchange Offer.  Consequently, the maximum aggregate amount of Existing Notes that may be eligible to be tendered in this Exchange Offer is approximately $89.8 million and, accordingly, the Exchange Offer is being made for approximately 89.6% of the Existing Notes that are not subject to the private exchange transaction.

(2)                                 For each $1,000 principal amount of Existing Notes, subject to any rounding as described herein.

(3)                                 Includes Early Tender Premium.

For each $1,000 principal amount of Existing Notes validly tendered at or before the Early Tender Deadline and not validly withdrawn, Eligible Holders of Existing Notes will be eligible to receive the total exchange consideration set out in the table above (the “Total Exchange Consideration”), which includes the early tender premium (the “Early Tender Premium”).  For each $1,000 principal amount of Existing Notes validly tendered after the Early Tender Deadline but before the Expiration Time, Eligible Holders of Existing Notes will be eligible to receive only the exchange consideration set out in the table above (the “Exchange Consideration”).  In the event that more than $80,450,000 (the “Maximum Tender Amount”) of Existing Notes are tendered for exchange, the aggregate principal amount of Existing Notes per Eligible Holder accepted for payment will be accepted on a pro rata basis up to the Maximum Tender Amount.  Proration preference will be given to Eligible Holders tendering their Existing Notes at or before the Early Tender Deadline and Existing Notes validly tendered and not validly withdrawn at or before the Early Tender Deadline will be accepted for exchange before any Existing Notes validly tendered and not validly withdrawn after the Early Tender Deadline and before the Expiration Time are accepted for exchange.  Accordingly, if the Exchange Offer is fully subscribed as of the Early Tender Deadline, Eligible Holders who validly tender their Existing Notes after the Early Tender Deadline will not have any of their Existing Notes accepted for exchange. No cash interest will be paid in connection with the Exchange Offer with respect to the Existing Notes tendered for exchange in the Exchange Offer.

No fractional Exchange Warrants will be issued to holders of the Existing Notes in connection with the Exchange Offer. In the event that an exchange would yield a fractional Exchange Warrant, in lieu of the fraction of an Exchange Warrant, we will round down to the nearest whole Exchange Warrant.

Assuming that the conditions to the Exchange Offer are satisfied or waived, the “Settlement Date” will be promptly after the Expiration Time and is expected to be the third business day after the Expiration Time.

The Company expects to fund the cash portion of the Total Exchange Consideration using proceeds from a new $41.0 million senior secured term loan facility entered into by Jack Cooper Holdings Corp. (“JCHC”), the Company’s wholly-owned subsidiary, with Wilmington Trust, National Association, as agent for Solus Alternative Asset Management LP as the lender thereto.

Concurrent Private Exchange

Concurrent with the commencement of the Exchange Offer, the Company entered into a note purchase agreement (the “Note Purchase Agreement”) with certain holders of the Existing Notes (the “Private Exchange Noteholders”) that beneficially own approximately 51.9% of the Existing Notes.  Pursuant to the Note Purchase Agreement, the Private Exchange Noteholders have agreed not to participate in the Exchange Offer and to exchange 100% of their Existing Notes in a private exchange transaction expected to occur concurrently with the closing of the Exchange Offer. The exchange by the Private Exchange Noteholders is referred to herein as the “Private Exchange”.  As consideration for the exchange of their Existing Notes, concurrently with the closing of the Exchange Offer, the Private Exchange Noteholders will receive (1) cash in the amount of $135 per $1,000 of Existing Notes exchanged, which aggregate amount of approximately $13.08 million was placed into escrow for the benefit of the Private Exchange Noteholders concurrently with the execution of the Note Purchase Agreement, and (2) their pro rata portion of 346,804 Exchange Warrants (representing 16.39% of the Company’s common stock following exercise, assuming the Exchange Offer is fully subscribed).  In addition, if the Exchange Offer is not fully subscribed, the Private Exchange Noteholders will receive their pro rata portion of an additional amount of cash equal to the total amount of cash being offered but that is not paid in the Exchange Offer. The Private Exchange is not conditioned on the closing of the Exchange Offer. Unless the Exchange Offer has been extended with the approval of the Private Exchange Noteholders, by the 35th business day following the launch date of the Exchange Offer, we have agreed to terminate this Exchange Offer and proceed with the consummation of the Private Exchange.

In connection with the Private Exchange, Michael Riggs, the Company’s President and Chief Executive Officer and the beneficial owner, together with certain affiliates, of a majority of the Company’s voting common stock, also entered into an agreement with the Private Exchange Noteholders, other than The T. Michael Riggs Irrevocable Trust of 2014, pursuant to which Mr. Riggs has agreed to purchase 100% of the Exchange Warrants issued to such Private Exchange Noteholders in the Private Exchange at a total purchase price equal to (i) a base amount equal to $300 per $1,000 of their Existing Notes exchanged in the Private Exchange less (ii) the cash consideration received by such Private Exchange Noteholders in the Private Exchange.  The purchase price may be paid in installments until December 31, 2017, subject to increases in the base amount up to a maximum of $340 per $1,000 of Existing Notes over the period. The Company is not a party to or obligated under the agreement between Mr. Riggs and such Private Exchange Noteholders.

Additional Information

The Exchange Offer will expire at 12:01 a.m., New York City time, on December 1, 2016, unless extended (such date and time, as may be extended, the “Expiration Time”).  To be eligible to receive the Total Exchange Consideration, Eligible Holders (as defined below) must validly tender their Existing Notes at or before 12:01 a.m., New York City time, on November 16, 2016, unless extended (such date and time, as may be extended, the “Early Tender Deadline”), and not withdraw such Existing Notes.  Tenders of Existing Notes may not be withdrawn after 12:01 a.m., New York City time, on November 16, 2016, unless extended (such date and time, as may be extended, the “Withdrawal Deadline”).

The Exchange Warrants have not been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), or any state or foreign securities laws.  The Exchange Warrants may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Only persons who certify that they are “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act are authorized to receive and review this offering memorandum (such persons, “Eligible Holders”).

Requests for documents should be directed to D.F. King & Co., Inc., the Information Agent for the Exchange Offer, at (212) 269-5550 (for banks and brokers) or (800) 967-5071 (for noteholders) or by email at jc@dfKing.com. Eligible Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to exchange any of the Existing Notes. The Exchange Offer is being made pursuant to the offering documents, including the offering memorandum that the Company is distributing to Eligible Holders of the Existing Notes. The Exchange Offer is not being made to holders of the Existing Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities or other laws of such jurisdiction. None of the Company, the Dealer Managers, the Information Agent or their respective affiliates is making any recommendation as to whether or not holders should exchange all or any portion of their Existing Notes in the Exchange Offer.

About Jack Cooper Enterprises, Inc.

The Company is a specialty transportation and other logistics provider and the largest over-the-road finished vehicle logistics company in North America. The Company provides premium asset-heavy and asset-light based solutions to the global new and previously-owned vehicle markets, specializing in finished vehicle transportation and other logistics services for major automotive original equipment manufacturers and for fleet ownership companies, remarketers, dealers and auctions.

Forward-Looking Statements

Statements made in this news release which describe the Company’s intentions, expectations, beliefs or predictions may be forward-looking statements within the meaning of securities laws.  Forward-looking statements include statements preceded by, followed by, or including the words “believes,” “expects,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” or similar expressions.  Examples of forward-looking statements in this news release are statements about the expected size and timing of the Exchange Offer. The Company cautions that, by their nature, forward-looking statements involve risk and uncertainty and the Company’s actual results could differ materially from those expressed or implied in such statements.  We do not intend, and we disclaim any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.  Factors that could cause actual results or outcomes to differ from the results expressed or implied by forward-looking statements include, among other things the risks described under the caption “Risk Factors” in JCHC’s Annual Report for the year ended December 31, 2015.